Exhibit No. 21

Subsidiary of the Registrant

Ambassador Food Services Corporation (a Delaware Corporation), the parent Company, has the following subsidiary, which is included in the consolidated financial statements.

                                                                % of Voting
Name of Subsidiary               State of Incorporation      Securities Owned
------------------               ----------------------      ----------------

Ambassador Fast Services, Inc.          New York                   100%
d/b/a Squire Maintenance
Services